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                               February 22, 1999

To the Stockholders of Megabios Corp. and GeneMedicine, Inc.:

    Enclosed is a supplement to the Joint Proxy Statement/Prospectus, dated February 11, 1999, delivered to each stockholder of record for the Special Meetings of Stockholders to be held on March 18, 1999. The supplement corrects an error in the number of GeneMedicine shares outstanding on the record date.

    If you have not already returned your proxy for the special meeting, please do so as soon as possible. If you have lost or misplaced the form of proxy previously mailed to you, please contact:

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FOR MEGABIOS CORP.                         FOR GENEMEDICINE, INC.

Bennet L. Weintraub                        Richard A. Waldron
Megabios Corp.                             GeneMedicine, Inc.
863A Mitten Road                           8301 New Trails Drive
Burlingame, CA 94010                       The Woodlands, TX 77381
(650) 697-1900                             (281) 362-2644

Sincerely,                                 Sincerely,
/s/ Benjamin F. McGraw III                 /s/ Stanley T. Crooke, M.D., Ph.D.
Benjamin F. McGraw III, Pharm. D.          Stanley T. Crooke, M.D., Ph.D.
Chairman of the Board and                  Chairman of the Board
Chief Executive Officer                    GeneMedicine, Inc.
Megabios Corp.
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                       MEGABIOS CORP./GENEMEDICINE, INC.
                 SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS
                            DATED FEBRUARY 11, 1999

    The Joint Proxy Statement/Prospectus, dated February 11, 1999, delivered to each stockholder of record of Megabios Corp. and GeneMedicine, Inc. is hereby supplemented in the following respects:

        1. the shares of GeneMedicine common stock outstanding on the record date disclosed on pages 3 and 22 is amended to read "15,755,303;" and

        2. the percentage of shares of GeneMedicine common stock owned by officers and directors as of the record date disclosed on page 3 is amended to read "3.3%."

    February 22, 1999